                              MANAGEMENT AGREEMENT



         THIS MANAGEMENT AGREEMENT ("Agreement"), dated as of October 1, 1996, but to be effective as of August 1, 1996 (the "Effective Date") between AB PLASTICS CORPORATION, a California corporation (the "Company"), AB PLASTICS HOLDING CORPORATION, a Delaware corporation ("Holding"), and COMPASS PLASTICS & TECHNOLOGIES, INC., a Delaware corporation (the "Consultant").


                              W I T N E S S E T H:

         WHEREAS, Michael A. Gibbs ("Gibbs"), an affiliate of the Consultant, is a principal stockholder of Holding, the sole stockholder of the Company, and is a member of the Board of Directors of Holding and the Company; and

         WHEREAS, Gibbs is intimately familiar with the affairs and business of the Company, having provided consulting services to the Company for a number of months prior to the Effective Date of this Agreement; and

         WHEREAS, the Board of Directors of Holding and the Company has determined that it would be in the best interests of the Company to continue to retain, through the Consultant, the services of Gibbs to the Company to provide general management, corporate planning and financial consulting services to the Company, and the Consultant is willing to render such services upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto intending to be bound hereby, the parties hereto agree as follows:

         Section 1. Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

         "Affiliate" means, (a) with respect to the Consultant, Michael A. Gibbs, the sole stockholder, President and Chief Executive Officer of the Consultant, and (b) with respect to any other Person, any Person controlling, controlled by or under common control with such Person or any of its Affiliate.

         "Competitive Business" has the meaning set forth in Section
9.1 of this Agreement.

         "Consulting Fee" has the meaning set forth in Section 4.1 of this Agreement.

         "Cause" means:

                  (a) the commission by the Consultant or its Affiliate of any act constituting (i) theft, (ii) embezzlement, (iii) fraud, (iv) misappropriation of material property under applicable law, or (v) non-disclosure and misappropriation of any corporate opportunity,

                  (b) the conviction of the Consultant or its Affiliate of a crime resulting in material injury to the business or property of the Company or Holding, or

                  (c) the material breach by the Consultant or its Affiliate of this Agreement, including (i) the failure by the Consultant or its Affiliate to following all reasonable and lawful directions of the Board of Directors of the Company or Holding, or (ii) the taking of any action by the Consultant or its Affiliate that would be reasonably likely to cause material injury to the Company or Holding or that would be in conflict with any material interest of the Company or Holding.

         "Company" means AB Plastics Corporation, a California corporation.

         "Confidential Information" means information that is not generally known to the public and that was or is used, developed or obtained by the Company or Holding in connection with their businesses, including (a) products or services, (b) fees, costs and pricing structures, (c) designs, (d) analysis,
(e) drawings, photographs and reports, (f) computer software, including operating systems, applications and program listings, (g) flow charts, manuals and documentation, (h) data bases, (i) accounting and business methods, (j) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (k) customers and clients and customer or client lists, (l) other copyrightable works, (m) all technology and trade secrets, and (n) all similar and related information in whatever form or medium. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date of disclosure or use of such information. Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

         "Consulting Period" has the meaning set forth in Section 2 of this Agreement.

         "Consultant" means the individual and collective reference to Compass Plastics & Technologies, Inc., a Delaware corporation, and its Affiliate, Michael A. Gibbs.

         "Holding" shall mean AB Plastics Holding Corporation, a Delaware corporation.

         "Initial Period" has the meaning set forth in Section 3. l(b) of this Agreement.

         "Intellectual Property" has the meaning set forth in Section 7 of this Agreement.

         "Noncompetition Period" has the meaning set forth in Section 9.1 hereof.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Reimbursable Expenses" has the meaning set forth in Section 4.4 of this Agreement.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this Agreement, a Person or Persons will be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated a majority of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity.

         Section 2. Consulting Period. The Company hereby engages the Consultant, and the Consultant hereby accepts its engagement with the Company and Holding, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date of this Agreement and ending September 30, 2001 (the "Consulting Period").

         Section 3. Position and Duties.

                  3.1 Duties and Time Commitment.
                           (a)      Duties.  During the Consulting Period, the
Consultant and its Affiliate shall serve as a consultant to the Company and Holding with primary responsibility, subject at all times to the direction of the Board of Directors of the Company, to consult in respect of: (i) the general policies and direction of the Company and Holding, (ii) assistance in connection with various forms of financings for the Company and Holding, (iii) interfacing with operating management of the Company in all aspects of manufacturing, sales, distribution and customer relations, (iv) establishment of operating systems and cost savings techniques for the Company, (v) supervision of the contemplated establishment of manufacturing facility in Mexico, and (vi) establishment of budgets and performance goals for senior executive officers of the Company and Holding. The Consultant and its Affiliate shall, consistent with the foregoing, perform such duties as may, from time to time, be determined and assigned to him by the Board of Directors of the Company.

                           (b)      Time Commitment.  The Affiliate of the
Consultant shall:

                                    (i) devote approximately sixty-six and 2/3
(66-2/3) percent of his business and professional time to the business of the Company during the period commencing on the Effective Date and ending not earlier than ninety (90) days from the Effective Date and not later than one hundred and eighty (180) days from the Effective Date (the "Initial Period"). During the Initial Period, such Affiliate shall devote not less than fifty (50%) percent of the time he is required to spend on Company business at the Company's facilities to oversee the transition of ownership of the Company;

                                    (ii) following the Initial Period and until
such time as Consultant's annual consulting fee shall be reduced to the annual rate of $100,000 per annum, as provided in Section 4.1(b) (the "Fee Reduction Date"), devote approximately twenty-five (25%) percent of his business and professional to the business of the Company, plus five (5) business days per month of on-site visits to the Company's facilities; and

                                    (iii) following the Fee Reduction Date and
throughout the remaining term of this Agreement, devote such time as shall be necessary to participate in management oversight, including review and assistance in preparation of management budgets, financings and attendance at one management meeting per month.

In connection with the foregoing, the Consultant shall not be required to relocate his personal residence or, except as contemplated above, be required to engage in extensive travel in connection with the performance of his duties hereunder.

                           (c)      Title.  During the Initial Period and
thereafter for so long as requested by the Board of Directors of the Company, Gibbs shall hold the title of Chief Executive Officer of the Company, without any additional compensation.

                  3.2 Performance of Duties; Other Activities. The Consultant shall cause its Affiliate to devote his best efforts, attention and skills toward performing the consulting duties on behalf of the Company and Holding, and such portion of the business and professional time of the Consultant's Affiliate as is specified in Section 3. l(b) in order to enable the Consultant to fully and faithfully perform such duties and responsibilities to the best of its abilities in a diligent, trustworthy, businesslike and efficient manner. Subject to performance of its commitments hereunder, the Consultant and its Affiliate shall be entitled to engage in outside business investments, employment and consulting duties, or charitable or political activities of their choosing; provide ~ that such outside investments, business and other activities do not unreasonably interfere with the performance of the Consultant's duties hereunder.

                  3.3 Reporting. The Consultant will report to the Board of Directors of the Company or any executive committee hereafter established by such Board of Directors.

         Section 4. Compensation and Benefits.

                  4.1 Consulting Fees and Payments.

                           (a) Initial Payments. On the Effective Date, Holding
and the Company shall cause to be paid to the Consultant the sum of: (i) One Hundred and Fifty Thousand ($150,000) Dollars, in consideration of services rendered by the Consultant to the Company and Holding prior to the Effective Date; (ii) $33,333.32, representing accrued consulting fees owed for the months of August and September 1996; and (iii) the sum of _______________________ ($______) as full reimbursement for all traveling, entertainment, professional fees, and other costs and expenses actually paid or owed by the Consultant or its Affiliate prior to the Effective Date on behalf of the Company and Holding, all of which have been itemized verified to the satisfaction of the Board of Directors of Holding (the "Prior Expenses").

                           (b) Ongoing Consulting Payments.  During the
Consulting Period, the Consultant's consulting fee will be at the rate of One Hundred Thousand ($100,000) Dollars per annum (the "Consulting Fee"), which Consulting Fee will be payable at the rate of $8,333.33 per month on the 1st day of each month or in other regular installments in accordance with the general payroll practices of the Company and Holding. Notwithstanding the foregoing, during the Initial Period and continuing thereafter until the earlier to occur of: (i) December 31, 1998; or (ii) the employment by the Company of a full-time Chief Executive Officer of the Company, the Consulting Fee shall be at the rate of Two Hundred Thousand ($200,000) Dollars per annum, payable at the rate of $16,666.66 per month, as aforesaid.

                  4.2 Benefits. In addition to the Consulting Fee and any bonuses payable to the Consultant pursuant to this Agreement, the Consultant's Affiliate shall (to the maximum extent permitted by applicable law) be entitled to the following benefits during the Consulting Period such major medical, life insurance and disability insurance coverage (collectively, "Benefits") as is, or may during the Consulting Period, be provided for other senior executive officers of the Company and Holding, up to a maximum of $20,000 per annum of such Benefits. Notwithstanding the foregoing, any increase in the Benefits provided to the Consultant or any of its Affiliate must be approved by a majority of the disinterested members of the Board of Directors of the Company.

                  4.3 Expenses. The Company will reimburse the Consultant for all reasonable expenses incurred by it in the course of performing its duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses ("Reimbursable Expenses"), subject to the Company's requirements with respect to reporting and documentation of expenses.

         Section 5. Term and Termination.

                  5.1 Term. Unless renewed by written agreement between the Company and the Consultant, the Consulting Period and this Agreement shall terminate on September 30, 2001 (the "Expiration Date"); provided, that the Consulting Period shall terminate prior to the Expiration Date upon: (a) the Consultant's resignation, (b) the death of the Affiliate of the Consultant, (c) such disability or incapacity of the Affiliate of the Consultant which prevents the Consultant from utilizing the services such Affiliate hereunder for a period of six consecutive months (a "Permanent Disability"), or (d) if the Consultant shall be terminated for Cause.

                  5.2 Unjustified Termination. Except as otherwise provided in
Section 5.3 below, if the Consulting Period shall be terminated by the Company prior to the Expiration Date for any reason, other than: (a) for Cause; (b) as a result of the Consultant's resignation; or (c) as a result of the death or Permanent Disability of the Affiliate of the Consultant (collectively, an "Unjustified Termination"), the Consultant shall be entitled to receive, for so long as the Consultant has not breached and does not breach the provisions of Sections 6, 9, 8 or 9 of this Agreement: (i) its Consulting Fee through the Expiration Date, (ii) a bonus as provided in Section 4.2, pro-rated based upon the number of days elapsed since the beginning of the fiscal year during which the Consulting Period is terminated, and (iii) reimbursement of all Reimbursable Expenses incurred by the Consultant prior to the termination of the Consulting Period. The amounts payable pursuant to this
Section 5.2 shall be payable in the same manner as the Consulting Fee is payable pursuant to Section 4.1(b) above, provided, that, at the option of the Company, amounts payable pursuant to this Section 5.2 may be paid in one limp sum payment, within 30 days following termination of the Consulting Period; provided, that such amount will be equal to the present value of the payments otherwise payable pursuant to this Section 5.2, discounted at a rate of 8% per annum.

         5.3 Justified Termination. If the Consulting Period shall be terminated by the Company prior to the second anniversary of the date of this Agreement (a) for Cause, (b) as a result of the Consultant's resignation, or (c) as a result of the death or Permanent Disability of both of the Affiliate of the Consultant (collectively, a "Justified Termination"), the Consultant shall be entitled to receive its Consulting Fee through the date of termination and reimbursement of all Reimbursable Expenses incurred by the Consultant prior to the termination of the Consulting Period. A termination for Cause shall become effective on the date designated by the Company. Notwithstanding the foregoing, in the event of the death of the Affiliate of the Consultant during the Consulting Period, the Consultant or the estate of Gibbs shall continue to receive six months of consulting fees and, if and to the extent that the Company shall then maintain any key man term life insurance insuring the life of the Affiliate of the Consultant, the Company shall apply an applicable portion of the death benefits from such key man insurance to pay to the Consultant the balance of its Consulting Fee payable as at the date of the death of the Affiliate, discounted as provided in Section 5.2 above. The balance of any such death benefits shall be retained by and be the sole property of the Company.

                  5.4 Benefits. Except as otherwise required by law, all of the Consultants rights to fringe benefits under this Agreement, if any, accruing after the termination of the Consulting Period as a result of a Justified Termination will cease upon such Justified Termination.

         Section 6. Nondisclosure and Nonuse of Confidential Information. Neither the Consultant nor its Affiliate shall disclose or use at any time during the period which shall be the greater of: (a) such period as the Consultant or its Affiliate shall be receiving compensation from the Company or Holding (whether pursuant to this Agreement or otherwise), or (b) for so long as the Consultant or its Affiliate shall own shares of Common Stock of the Company (the "Non-Disclosure Period"), any Confidential Information of which the Consultant or its Affiliate is or becomes aware, whether or not such information is developed by it or them, except to the extent that such disclosure or use is directly related to and required by the Consultant's performance of duties assigned to the Consultant pursuant to this Agreement. The Consultant and its Affiliate will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

         Section 7. Ownership of Intellectual Property. Throughout the Non-Disclosure Period, in the event that the Consultant or any Affiliate of the Consultant, as part of its or their activities on behalf of the Company, Apogee or any other Subsidiary of the Company generates, authors or contributes to any invention, design, new development, device, product, method of process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information relating directly or indirectly to the business of manufacturing or selling of custom injection molded plastic products (collectively, "Intellectual Property"), the Consultant and its Affiliate acknowledges that such Intellectual Property is the sole and exclusive property of the Company and Holding, and hereby assigns all right, title and interest in and to such Intellectual Property the Company. Any copyrightable work prepared in whole or in part by the Consultant or its Affiliate during the Non-Disclosure Period will be deemed "a work made for hire" under Section 201(b) of the Copyright Act of 1976, as amended, and the Company will own all of the rights comprised in the copyright herein. The Consultant and its Affiliate will promptly and fully disclose all Intellectual Property and will cooperate with the Company and Holding to protect the Company's interests in and rights to such Intellectual Property (including providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company or Holding, whether such requests occur prior to or after termination of this Agreement.

         Section 8. Delivery of Materials Upon Termination of Employment. As requested by the Company from time to time and upon the termination of the Consultant's services to the Company for any reason, the Consultant will, and will cause its Affiliate to, promptly deliver to the Company all copies and embodiments, in whatever form or medium, of all Confidential Information or Intellectual Property in the possession of the Consultant or its Affiliate or within its or their control (including written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.

         Section 9. Noncompetition and Nonsolicitation.

                  9.1 Noncompetition. The Consultant and its Affiliate hereby acknowledge that in the course of his prior services to the Company, the Consultant and its Affiliate have become familiar with, and during the term of this Agreement, will become familiar with, trade secrets and other confidential information concerning the Company and Holding, and that such services have been and will be of special, unique and extraordinary value to the Company. Accordingly, the Consultant and its Affiliate hereby agree that, subject to compliance by the Company and Holding of its payment obligations hereunder, for such period as shall equal the greater of: (i) the period in which the Consultant or its Affiliate shall continue own shares of Common Stock of the Company or hold warrants or options to purchase shares of Common Stock of the Company, or (ii) the term of the Consulting Period (the "Noncompetition Period"), neither the Consultant nor any Affiliate thereof will not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business which shall be engaged in the manufacture, marketing, distribution or sale of custom injection-molded plastic products usable in the consumer electronics industry for consumer electronics applications (a "Competitive Business") within any geographical area in which the Company or Holding engage or plan to engage in such Competitive Business. Nothing herein will prohibit the Consultant or its Affiliate from being a passive owner of not more than 4.9% of the outstanding stock of any class of a corporation which is publicly traded and is engaged in a Competitive Business, so long as such Person has no active participation in the business of such corporation.

                  9.2 Nonsolicitation. During the Non-Competition Period, neither the Consultant nor its Affiliate will directly or indirectly through another entity (a) induce or attempt to induce any employee of the Company or any of Holding to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any of Holding and any employee thereof, (b) hire any individual who was an employee of the Company or any of Holding at any time during the Non-Competition Period, or (c) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of Holding to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of Holding.

                  9.3 Enforcement. If, at the time of enforcement of the Section 9, a court holds that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances will be substituted for the stated duration, scope or area and that the court will be permitted to revise the restrictions contained in this Section 9 to cover the maximum period, scope and area permitted by law.

         Section 10. Equitable Relief. The Consultant and its Affiliate hereby acknowledge and agree that a breach or threatened breach by any of them of any of the covenants and agreement with the Company contained in Sections 6, 7, 8 or 9 of this Agreement could cause irreparable harm to the Company or Holding for which it or they would have no adequate remedy at law. Accordingly, and in addition to any remedies which the Company or Holding may have at law, in the event of an actual or threatened breach by the Consultant or any of its Affiliate of any of their covenants and agreements contained in Sections 6, 7, 8 or 9 of this Agreement, the Company or its Subsidiary(ies) shall have the absolute right to apply to any court of competent jurisdiction for such injunctive or other equitable relief as such court may deem necessary or appropriate in the circumstances.

         Section 11. Securities Ownership. The parties hereto acknowledge and agree that:

         11.1 Warrant. The Consultant has been issued a warrant exercisable at any time through and including October 31, 2001 (the "Consultant's Warrant") entitling the Consultant or any designee of Gibbs to purchase five (5%) percent of the "Fully Diluted Common Stock" (as defined in the Consultant's Warrant) of Holdings. A true copy of the Consultant's Warrant is annexed hereto as Exhibit A and made a part hereof.

         11.2 Consultant's Option. The Consultant has been issued a stock option exercisable at any time through and including October 31, 2001 (the "Consultant's Option") entitling the Consultant or any designee of Gibbs to purchase, under certain conditions specified in the Consultant's Option, an additional five (5%) percent of the "Fully Diluted Common Stock" (as defined in the Consultant's Option) of Holdings. A true copy of the Consultant's Option is annexed hereto as Exhibit B and made a part hereof.

         11.3 Risk of Forfeiture of Securities. The right of Consultant to exercise the Consultant's Option described in Section 11.2 is subject to the satisfaction of certain financial criteria by the Company, as specified in the Consultant's Option. Nothing contained in this Agreement shall be deemed to create any other risk of forfeiture by the Consultant or any other designee of Gibbs of their rights of the holder of the Consultant's Warrant or Consultant's Option; it being understood and agreed that the Consultant's Warrant and Consultant's Option was issued as part of the initial subscriptions to capital stock of Holding and has been offered in consideration of the efforts and services provided by Gibbs to Holding and its stockholders prior to the date of this Agreement.

         Section 12. Certain Representations. The Consultant and its Affiliate hereby severally represent and warrant to the Company that (a) the execution, delivery and performance of this Agreement by the Consultant and its Affiliate does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Consultant or such Affiliate is a party of by which it or he is bound, and (b) upon the execution and delivery of this Agreement by the Company, this Agreement will be the valid and binding obligation of the Consultant and its Affiliate, enforceable in accordance with its terms.

         Section 13. Miscellaneous.

                  13.1 Remedies. The Company will have all rights and remedies set forth in this Agreement, all rights and remedies which the Company has been granted at any time under any other agreement or contact and all of the rights which the Company has under any law. The Company will be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  13.2 Consent to Amendments. The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by the Company and the Consultant. No other course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of any such parties.

                  13.3 Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that the Consultant may not assign its rights or delegate his obligations under this Agreement to any Person, other than to the Affiliate individually, without the prior written consent of the Company.

                  13.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  13.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any on of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the-same agreement.

                  13.6 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  13.7 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient, two business days after the date when sent to the recipient by reputable express courier service (charges prepaid) or four business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Consultant and to the Company at the addresses set forth below.

                     If to the Consultant or its Affiliate:

                               Michael A. Gibbs, President
                               Compass Plastics & Technologies, Inc.
                               15 Father Peters Lane
                               New Canaan, CT 06840

                     If to the Company or Holding:

                               AB Plastics Corporation
                               15730 South Figueroa Street
                               Gardena, CA 90247

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

                  13.8 No Third Party Beneficiary. This Agreement will not confer any rights or remedies upon any person other than the Company, the Consultant, its Affiliate, and their respective heirs, executors, successors and assigns.

                  13.9 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

                  13.10 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

                  13.11 Survival. Sections 6, 7, 8, 9 and 11 of this Agreement will survive and continue in full force in accordance with their teens notwithstanding any termination of the Consulting Period.

                  13.12 GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                         AB PLASTICS CORPORATION


                                         By: /s/Geoffrey Gorman
                                             --------------------------------

                                         Its:Chairman & Vice President
                                             --------------------------------

                                         AB PLASTICS HOLDING CORPORATION


                                         By: /s/Geoffrey Gorman
                                             --------------------------------

                                         Its:Chairman
                                             --------------------------------

                                         COMPASS PLASTICS & TECHNOLOGIES,
                                         INC.


                                         By: /s/Michael A. Gibbs
                                             --------------------------------

                                         Its:President
                                             --------------------------------

                                         /s/Michael A. Gibbs
                                         ------------------------------------
                                                  MICHAEL A. GIBBS